UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - July 29, 2008

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On July 29, 2008, IEC Electronics Corp. (the “Company”) and Manufacturers Traders and Trust Company, a New York banking corporation (the “Lender”), entered into a First Amendment to Credit Facility Agreement (the “First Amendment”) to correct certain errors contained in the Credit Facility Agreement dated as of May 30, 2008 between the Company and the Lender (the “Credit Agreement”). The First Amendment is effective retroactively as of the date of the Credit Agreement. The entry into the Credit Agreement was reported in the Company’s Current Report on Form 8-K filed on June 6, 2008.

As amended by the First Amendment, the Credit Agreement contains covenants requiring the Company to maintain:

•
a Debt to EBITDARS Ratio (as defined in the Credit Agreement), on a consolidated basis, no greater than 4.00 to 1.00 at the end of each fiscal quarter ending June 30, 2008 and thereafter, maintain at all times a Debt to EBITDARS Ratio, on a consolidated basis, no greater than 3.75 to 1.00 at the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2008;

•
A minimum quarterly EBITDARS (as defined in the Credit Agreement), on a consolidated basis, equal to or greater than $350,000, measured at the end of each fiscal quarter commencing with the fiscal quarter ending on June 30, 2008; and

•
at all times a Fixed Charge Coverage Ratio (as defined in the Credit Agreement), on a consolidated basis, equal to or greater than 1.10 to 1.00, reported at the end of each fiscal quarter commencing with the fiscal quarter ending June 30, 2009.

Except as amended by the First Amendment, the Credit Agreement was thereby ratified and confirmed in all respects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: July 29, 2008	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman, Chief Executive Officer